ELECTRONICALLY TRANSMITTED TO THE SECURITIES AND EXCHANGE COMMISSION ON
MAY 5, 1999
                                                     REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                 PROXYMED, INC.
             (Exact name of Registrant as specified in its charter)

                    FLORIDA                                       65-0202059
          (State or other jurisdiction                        (I.R.S. Employer
       of incorporation or organization)                     Identification No.)

                                                        HAROLD S. BLUE
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                                        PROXYMED, INC.
     2555 DAVIE ROAD, SUITE 110                   2555 DAVIE ROAD, SUITE 110
  FORT LAUDERDALE, FLORIDA 33317                  FORT LAUDERDALE, FLORIDA 33317
            (954) 473-1001                                (954) 473-1001
 (Address, including zip code, and           (Name, address, including zip code,
  telephone number, including                   and telephone number, including
   area code, of registrant's                  area code, of agent for service)
  principal executive offices)


                                -----------------
                          COPIES OF COMMUNICATIONS TO:

     FRANK M. PUTHOFF, ESQ.                         SPENCER G. FELDMAN, ESQ.
  EXECUTIVE VICE PRESIDENT AND                      GREENBERG TRAURIG, P.A.
      CHIEF LEGAL OFFICER                              METLIFE BUILDING
         PROXYMED, INC.                           200 PARK AVENUE, 15TH FLOOR
    2555 DAVIE ROAD, SUITE 110                      NEW YORK, NEW YORK 10166
 FORT LAUDERDALE, FLORIDA 33317                          (212) 801-9200
         (954) 473-1001
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time as described in the Prospectus after the effective date of this Registration Statement.
                               ------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               -------------------
                         CALCULATION OF REGISTRATION FEE


------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                  AMOUNT TO          OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED             BE REGISTERED             SHARE(1)               PRICE(1)            REGISTRATION FEE
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------


Common Stock ($.001 par value).....           1,968,106 shares            $15.375             $30,259,629             $8,412.18
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and based on the closing price reported on the Nasdaq National Market on May 4, 1999.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 5, 1999

PROSPECTUS
                                1,968,106 SHARES

                                 PROXYMED, INC.

                                  COMMON STOCK
                                 ---------------

         This prospectus relates to the public offering, which is not being underwritten, of 1,968,106 shares of common stock of ProxyMed, Inc. These shares are being sold by the selling shareholders listed on page 15 of this prospectus, for each of their own accounts. All of the shares of common stock the selling shareholders may sell are currently issued and outstanding. We will not receive any proceeds from the sale of shares by the selling shareholders. We issued the shares of common stock to the selling shareholders, who are the former stockholders of Key Communications Service, Inc., in connection with our merger with Key in December 1998, and we are registering such shares in accordance with our obligation to do so as stated in the Merger Agreement.

         Our common stock is traded on the Nasdaq National Market under the symbol "PILL." On May 4, 1999, the closing market price of our common stock was $15.375 per share.

         The selling shareholders or their designated agents, dealers or underwriters may offer the shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices.

                                 ---------------

          INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                                 ---------------

         The shares have not been approved or disapproved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                 ---------------

                  The date of this prospectus is May __, 1999

                                 PROXYMED, INC.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

                                TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
About ProxyMed..........................................................   3

Risk Factors............................................................   6

Where You Can Find More Information.....................................  14

Forward Looking Information.............................................  15

Use of Proceeds.........................................................  15

Selling Shareholders....................................................  15

Plan of Distribution....................................................  17

Legal Opinion ..........................................................  18

Experts.................................................................  18


                                 ABOUT PROXYMED

IN GENERAL

     ProxyMed, Inc. is a healthcare information services company operating in three primary business segments:

     o healthcare EDI (electronic data interchange) and communication devices,

     o network integration services and

     o prescription drug dispensing.


         HEALTHCARE EDI AND COMMUNICATION DEVICES SEGMENT

         ProxyMed provides healthcare EDI products and services to physicians, independent physician associations, insurance payers, pharmacies, commercial and hospital laboratories and nursing homes. Our connectivity solutions and transaction processing services support a broad range of both clinical and financial transactions. To facilitate these services, we have developed and operate ProxyNet(TM), a national electronic healthcare information network, which provides physicians with direct connectivity and PC-based interfaces to one of the industry's largest list of payers, largest list of chain and independent pharmacies and largest list of clinical laboratories.

         The healthcare industry generates billions of clinical and financial transactions each year, including prescription orders, refill authorizations, lab orders and results, radiology orders and results, medical insurance claims, insurance eligibility inquiries, encounter notifications, and referral requests and authorizations. We believe that the healthcare industry lags behind many other transaction-intensive industries, such as travel, securities and banking, in the number of transactions processed electronically, with the vast majority of healthcare transactions being performed manually and on paper. For physicians, payers, labs and pharmacies to meet the clinical and financial demands of an evolving managed care system, we believe that all participants in the healthcare system will need to process all of these types of transactions electronically. We also believe that because of the number of participants, lack of standards and complexity of establishing reliable and secure communication networks, the healthcare industry needs companies such as ProxyMed, with its secure, proprietary systems, to facilitate the processing of these transactions.

         Physicians control most healthcare decisions and are a center point for patient-related clinical and financial transactions generated each year. Because of our broad range of both clinical and financial transaction capabilities, we are positioned to provide "one-stop shopping" for all of a physician's transaction processing requirements. ProxyMed's goal is to become the nation's leading provider of physician office connectivity and transaction processing services. To gain access to the greatest number of physicians, we maintain the following four sales and distribution channels for our healthcare EDI and communication devices segment:

---------------------------- -------------------------------------------- -------------------------------------
ProxyMed Software            ProxyMed has a nationally deployed sales     Software and Communication Products:
And Communication            force which calls directly on physicians,    Financial - EZ-Claim software
Devices                      payers, pharmacies and labs.  ProxyMed       Pharmacy  - PreScribe software
                             licenses its proprietary software products   Lab - ClinScan software & systems
                             for use on physician desktops for access     Lab - Kit series of intelligent
                             to ProxyNet, transaction creation and              printers
                             communication between healthcare             Nursing Home - ProxyCare software
                             participants.
---------------------------- -------------------------------------------- --------------------------------------------
Electronic Commerce          ProxyMed has established its ECP program     Agreements:
Partners                     to work with the nation's leading            Medical Manager Corp.
                             providers of physician desktop software,     IDX Systems Corporation
                             so that they may enable their existing       Eclipsys Corporation
                             applications to communicate through          Epic Systems Corporation
                             ProxyNet to payers, pharmacies and labs.
---------------------------- -------------------------------------------- --------------------------------------------
Gateway Agreements           ProxyMed connects other EDI networks to      Gateways:
                             ProxyNet so that the participants on both    Kinetra
                             networks can communicate with each other.    National Data Corp.
---------------------------- -------------------------------------------- --------------------------------------------
Internet/World Wide          ProxyMed is establishing itself as an        ASP Services Planned
Web                          Application Service Provider (ASP) of        for Release Summer 1999:
                             clinical and financial EDI services hosted   Lab Results Reporting
                             on the web, which may be accessed by any     Prescription Refill Authorization
                             physician with an Internet connection.
---------------------------- -------------------------------------------- --------------------------------------------

         Physicians and nursing homes, which we describe as "front-end" customers, pay recurring network access and database subscription fees, as well as software license, purchases and service fees for our desktop equipment, software and communication devices. Payers, laboratories and pharmacies, which we describe as "back-end" customers, pay for transaction processing services on a per transaction basis.

         In prior years, a significant portion of our revenue was generated by our other business segments. In 1998, however, the EDI and communication devices segment accounted for the majority of our revenues and is expected to increase as a percentage of revenues in 1999.

         NETWORK INTEGRATION SERVICES SEGMENT

         We provide client server software development services, Internet access services and commercial software packages to public and private sector organizations. We also sell and support a variety of systems integration products and services from major network equipment manufacturers in a variety of technological niches, including hubs, routers, switches, remote access devices, servers, storage devices and network operating systems. Our Internet access division provides a wide range of Internet related products and services. We are a full service Internet access provider with points of presence in Tallahassee, Tampa and Fort Myers, Florida. We purchase computer hardware products for resale from a variety of suppliers and are not dependent upon any one supplier.

         PRESCRIPTION DRUG DISPENSING SEGMENT

         Our wholly-owned subsidiary, ProxyCare, Inc., is a pharmacy business operated by us since 1994 in South Florida that dispenses and delivers unit dose oral prescription drugs to patients residing in long-term care facilities, primarily in assisted care living facilities in South Florida. Prescriptions are delivered monthly to such facilities utilizing a variety of packaging systems, including a unique packaging system called "Medicine-On-Time," which is licensed from an unaffiliated third party. We are currently studying whether this segment fits within our long-term business plan.

ACQUISITION PROGRAM

         Since 1997, we have completed the following mergers and acquisitions:

         o In March 1997, we acquired substantially all of the assets of Clinical MicroSystems, Inc., a laboratory software company.

         o In April 1997, we acquired substantially all of the assets of Hayes Computer Systems, Inc., a network integration services company.

         o In June 1997, we acquired from Walgreen Co., owner of the Walgreen's pharmacy chain, the proprietary electronic prescription software known as PreScribe.

         o In November 1997, we acquired substantially all of the assets of U.S. HealthData Interchange, Inc., a provider of healthcare financial
           EDI services.

         o In May 1998, we acquired all of the capital stock of WPJ, Inc., which did business as Integrated Medical Services, also a provider of healthcare financial EDI services.

         o In December 1998, we acquired all of the capital stock of Key Communications Service, Inc., a provider of laboratory communication devices.

        o In January 1999, we acquired the EDI assets of Specialized Medical Management, Inc., also a provider of healthcare financial EDI services.

         Further, we have also hired Salomon Smith Barney as our financial advisor to explore other possible strategic alternatives to raise shareholder value. During the last several months, ProxyMed has been in discussion with a few unrelated parties in this regard. No assurance can be given as to when or if ProxyMed will enter into any agreement as a result of these discussions.

                                    * * * * *


         We were incorporated in the State of Florida in 1989. Our principal executive offices are located at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317-7424. Our telephone number is (954) 473-1001. Our Internet address is http://www.proxymed.com.

                                  RISK FACTORS

         In addition to the other information in this prospectus or incorporated in this prospectus by reference, you should consider carefully the following factors in evaluating ProxyMed and our business before purchasing the common stock offered by this prospectus:

WE HAVE INCURRED LOSSES IN THE PAST AND WE EXPECT LOSSES IN THE FUTURE

         We have incurred substantial losses, including losses of $11,788,000, $18,517,000 and $2,854,000 for the fiscal years ended December 31, 1998, 1997 and 1996, respectively. The fiscal 1998 and 1997 losses included charges for acquired in-process research and development technology totaling $743,000 and $8,467,000, respectively, resulting from the Clinical MicroSystems and Hayes Computer Systems acquisitions. As of March 31, 1999, we had an accumulated deficit of $45,597,000. We expect to continue to incur substantial losses in the foreseeable future due primarily to the amortization of goodwill and other intangible assets as a result of some of our recent acquisitions. No assurance can be given that we will ever achieve profitable operations.

OUR CASH NEEDS ARE SIGNIFICANT AND WE WILL NEED ADDITIONAL FUNDING

         Our funding needs for acquisitions and the development, marketing and sale of our products and services are significant. For example, under the Hayes Computer Systems acquisition agreement, we are required to pay $1,000,000 on or before June 30, 1999, provided that pre-tax operating income for the network integration services segment exceeds $250,000 for the 12 months ending April 30, 1999, and under the Clinical MicroSystems acquisition agreement, we are required to pay $750,000 on or before April 30, 2000. Each of these future payments, to the extent required, must be paid at least half in cash, with the balance, if any, paid by delivering unregistered shares of our common stock valued at the then market price. Also, under our agreement for the acquisition of PreScribe, we agreed to pay Walgreen's $500,000 in cash in each of June 1999 and 2000. We believe, based upon our current plans and assumptions, that our existing cash reserves and expected cash receipts will provide the funds necessary to satisfy these cash requirements through at least June 1999. As a result, we realize that we must seek additional financing to fund our business operations and acquisitions after June 1999. At this time, however, we have no arrangements for, or sources of, additional financing. No assurance can be given that additional funds will be available when we need or, if available to us, will be available on terms acceptable to our management. We also note that any such additional financing may result in significant dilution to current shareholders. If needed financing is not obtained, we may be forced to curtail our operations or sell some of our assets.

OUR ACQUISITION PROGRAM POSES SPECIAL RISKS AND FINANCIAL CONSEQUENCES TO US

         As earlier discussed, we are engaged in an acquisition program which has the chance of resulting in substantial changes in our operations and financial condition. We have identified several potential merger and acquisition targets; however, as of the date of this prospectus, we have not entered into any binding agreement for a future acquisition. No assurance can be given that we will complete any acquisition or that any acquisition which is completed will prove favorable to us. Unless required by applicable law or regulation, we do not intend to seek shareholder approval for any such acquisition. Actual acquisitions, including the ones described under the heading "About ProxyMed - Continuing Acquisition Program" above, could prove unsuccessful for a variety of reasons. Although the agreements entered into by these acquisitions contain numerous representations and warranties by the sellers concerning the respective businesses and assets acquired, no assurances can be given that these representations and warranties will prove to have been true and correct or that our due diligence investigation of these businesses and assets will prove to have uncovered all material adverse facts relating to the acquired businesses and assets.

         The consideration given by us in any acquisition may involve cash, notes or a significant number of shares of our common stock, and these components could be substantial if we complete several acquisitions. In some instances, an acquisition may adversely affect our operations, depending on many factors, including initial cash needs and the accounting treatment of the acquisition. We also face and expect in the future to face increased competition for acquisition opportunities, which may inhibit our ability to complete suitable acquisitions and increase the cost of completing them. To the extent that our strategy results in the acquisition of more businesses, these acquisitions could pose us with a number of special risks and financial consequences, including

         o    diversion of management's attention,
         o difficulties in the assimilation of the operations and personnel of the acquired companies,
         o    difficulties in the incorporation of acquired products and services into our existing product and service lines,
         o    adverse short-term effects on reported operating results,
         o    charges for in-process research and development,
         o amortization charges for acquired intangible assets (including goodwill),
         o    loss of key employees and
         o    difficulty of presenting a unified corporate image.

         No assurance can be given that we will successfully identify, complete or integrate any acquisitions or that any acquisitions, if completed successfully, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to us. If we are unable to manage growth effectively, our operating results could be materially and adversely affected.

WE MAY FACE A SIGNIFICANT STRAIN IN MANAGING OUR GROWTH

         Our business plan anticipates significant growth in our customer base, continued development of our product and service lines and acquisitions. This growth and continued development, if it materializes, could place a significant strain on our management, employees and operations. In the event of this expansion, we would have to continue to implement and improve our operating systems and to expand, train and manage our employee base. If we are unable to implement and improve these operating systems and manage our employee base effectively, we could be materially and adversely affected.

MARKET ACCEPTANCE OF SOME OF OUR CLINICAL EDI PRODUCTS AND SERVICES STILL REMAINS UNCERTAIN

         The healthcare information services segment of the healthcare industry is an emerging business. As is typical in an emerging business, demand and market acceptance for newly introduced products and services are subject to a high level of uncertainty. In our case, we commenced marketing activities for some of our new products and services, principally our clinical EDI products and services, approximately three years ago and have focused more on our electronic commerce partner, or ECP program since mid-1996. We have not conducted and do not intend to conduct any independent marketing or other concept feasibility studies to determine the potential commercial viability of our clinical EDI products and services in any markets. Achieving market acceptance of some of our clinical EDI products and services will continue to require substantial marketing efforts and spending significant funds to create awareness and demand by physician groups, pharmacies and other health care participants. No assurance can be given that we will be able to demonstrate that the benefits of these clinical EDI products and services justify the costs to commercialize them. While we believe that a substantial market is developing for online clinical EDI transactions, no assurance can be given that this market will develop or that we will be able to obtain a significant share of it.

WE MAY BE SIGNIFICANTLY AFFECTED BY GOVERNMENT REGULATION

         Our customers are subject to extensive and frequently changing federal and state laws and regulations. A primary feature of our clinical EDI products and services is the ability to electronically transmit (either by computer-to-facsimile or computer-to-computer) prescriptions or laboratory orders and results to and from a doctor's office and a pharmacy or a laboratory, respectively. The ability of a pharmacist to fill an electronically transmitted prescription is governed by federal and state law. A majority of the states have approved the dispensing of prescriptions transmitted via facsimile, and many states have pharmacy laws and regulations that permit the electronic dispensing of prescriptions. In addition, in a limited number of additional states where electronic transmission of computer-generated prescriptions is not specifically addressed, the state boards of pharmacy have generally taken the position that electronic prescriptions are permissible.

         Similarly, the ability of laboratories or physicians (typically referred to as "End-Users") to electronically accept and transmit laboratory orders and results is governed by federal and state law. The federal Office of Inspector General and numerous states have published compliance plans for clinical laboratories. The End-Users, and not us, are responsible for being in compliance with federal and state medical necessity guidelines, which set forth the steps that the End-Users should implement in order to ensure that only claims for tests that are medically necessary for the diagnosis and treatment of the patient are submitted to Medicare for reimbursement. Although one of our products, ClinScan(TM), is designed to allow End-Users to install medical-necessity verification functionality acquired directly from the applicable government entity, we do not warrant that our products and services are or will be medical-necessity compliant.

         The federal Health Insurance Portability and Accountability Act of 1996 (known as HIPAA) provides a framework for the establishment of nationwide security standards and the protection of health information. Regulations are pending which, if enacted, provide for security standards for all electronic health information. Also, all states have various laws and regulations protecting the confidentiality of some patient medical records and information which obligate parties, such as physicians, pharmacists, laboratories, hospitals and other healthcare providers, payers, and healthcare clearinghouses such as us, to maintain the confidentiality of this data. We have access to this data to the extent that any data is transmitted to or from any healthcare provider or payer through our proprietary electronic network. We have procedures in place to maintain the confidentiality of data that passes through our electronic network. However, no assurance can be given that any disclosure of this confidential data will not occur anyway, which could materially and adversely affect our business.

         Our institutional pharmacy dispensing business must comply with the Florida Pharmacy Act, rules of the Florida Board of Pharmacy, the Florida Drug and Cosmetic Act and the Florida Comprehensive Drug Abuse Prevention and Control Act. Also, the Florida Department of Professional Regulation inspects our facilities to ensure compliance with all applicable laws and regulations. Under federal laws and regulations, our institutional pharmacy business must comply with the Federal Food,

Drug and Cosmetic Act and the Federal Drug Abuse Act. These laws and regulations establish standards concerning the labeling, packaging, advertising and adulteration of prescription drugs and the dispensing of controlled substances and prescription drugs.

         We believe that we are in compliance in all material respects with the federal and state laws and regulations governing our operations and have obtained all licenses necessary for the operation of our business. However, no assurance can be given that we will not be materially and adversely affected by existing or new regulatory requirements or interpretations or by any failure by us to be in compliance.

PROPOSED HEALTHCARE LEGISLATION COULD IMPACT THE WAY WE DO BUSINESS IN THE
FUTURE

         Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. Potential reform legislation may include:

         o    mandated basic health care benefits,
         o controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid reimbursement,
         o    the creation of large insurance purchasing groups and
         o    fundamental changes to the health care delivery system.

         In addition to security standards, HIPAA mandates the use of standard transactions, standard identifiers, security and other provisions for electronic claims transactions by the Year 2000. HIPAA specifically designates clearinghouses (including us and other financial EDI network operators) as the compliance facilitators for providers and payers. Clearinghouses are given the freedom to utilize non-standard transactions and convert them to the mandated standards on behalf of their clients. We intend to comply with the mandated standards as soon as practicable after they have been adopted and published. However, the success of our compliance efforts may be dependent on the success of providers, payers and others in dealing with the standards.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE HEALTHCARE INFORMATION SERVICES INDUSTRY

         We face competition from many healthcare information services companies and other technology companies. Many of our competitors are significantly larger and have greater financial resources than we do and have established reputations for success in implementing healthcare information service systems. We are also aware that other companies have targeted this industry for growth, including the development of new technologies utilizing an Internet-based system. No assurance can be given that we will be able to compete successfully with these companies or that these or other competitors will not commercialize products, services or technologies that render our products, services or technologies obsolete or less marketable.

         We also believe that most physicians will subscribe to only one online content service provider. Consequently, it is our belief that the key to competitive success will be our ability to win the "race" with competitors to control physicians' desktops by offering a comprehensive set of online clinical and financial transactions and locking in the physicians to mutually beneficial long-term relationships. However, no assurance can be given that we will win this race to provide "one-stop shopping," or that this belief about physicians' preference for "one-stop shopping" will prove correct. Due to advances in technology, changes in attitudes and other factors, physicians may ultimately prefer to use multiple online services and may elect to change their online services frequently rather than settling long-term for one provider. If this were to happen, we could be materially and adversely affected.

WE HAVE STRATEGIC RELATIONSHIPS TO MARKET AND SELL SOME OF OUR CLINICAL EDI PRODUCTS AND SERVICES WHICH HAVE NOT RESULTED IN SIGNIFICANT SALES

         For the marketing and sale of some of our clinical EDI products and services, we signed strategic relationships with other companies, through our ECP program with physician office management information system (known as POMIS) vendors and electronic medical record (known as EMR) vendors and through other agreements. These strategic relationships, which have required and will continue to require significant commitments of effort and resources, have yet to generate substantial recurring revenue, and no assurance can be given that they will ever generate substantial recurring revenue. Most of these relationships are on a non-exclusive basis, and no assurance can be given that our ECP and other strategic partners, most of whom have significantly greater financial and marketing resources than we do, will not develop and market products and services in competition with us in the future or will not otherwise discontinue their relationship with us. Also, our arrangements with some of our partners involve negotiated payments to the partners based on percentages of revenues generated by the partners. If the payments prove to be too high, we may be unable to realize acceptable margins, but if the payments prove to be too low, the partners may not be motivated to produce a sufficient volume of revenues. The success of our strategic relationships will depend in part upon our partners' own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and marketed by such partners. If any such partners are unsuccessful in marketing our products, we could be materially and adversely affected.

WE DEPEND ON GOVERNMENT SALES IN FLORIDA FOR A LARGE PART OF TOTAL SALES

         For fiscal 1998, approximately 87% of the network integration services segment's sales were to agencies and departments of the State of Florida, and this segment's sales represented approximately 37% of total sales for fiscal 1998. No assurance can be given that we will be able to maintain this government business. State of Florida contracts are typically awarded on an annual fiscal-year basis with early cancellation rights, and renewal of these contracts will depend on many factors outside our control, including competitive factors, changes in government personnel making contract decisions and political factors. The loss or non-renewal of these government contracts could have a material and adverse effect on us.

OUR CLINICAL EDI PRODUCTS AND SERVICES HAVE YET TO BE TESTED ON A LARGE SCALE

         The quality of our clinical EDI products and services is important to our business plans and prospects. Although we have completed the development of most of our clinical EDI products and services and our electronic network, which we believe efficiently perform the principal functions for which they have been designed, our clinical EDI products and services and the network are currently being utilized only by a limited number of customers for such clinical related transactions. No assurance can be given that, upon widespread commercial use of our clinical EDI products and services, they will satisfactorily perform all of the functions for which they have been designed or that unanticipated technical or other errors will not occur which would result in increased costs or material delays. Any of these errors could delay our plans, result in harmful publicity or cause us to incur substantial remedial costs, all of which could have a material and adverse effect on us.

COMPUTER NETWORK SYSTEMS LIKE OURS FACE SECURITY AND PRIVACY CONCERNS

         We currently operate servers and maintain connectivity from our facilities in Fort Lauderdale and Tallahassee, Florida and Santa Ana, California. Despite the implementation of network security measures by us, such as limiting physical and network access to routers, our infrastructure may be vulnerable to computer viruses, break-ins and similar disruptive problems caused by customers or other users. Computer viruses, break-ins or other security problems could lead to interruption, delays or cessation in service to our customers. Also, such inappropriate use could also potentially jeopardize the security of confidential information stored in the computer systems of our customers, which may deter potential customers and give rise to uncertain liability to users whose security or privacy has been infringed. The security and privacy concerns of existing and potential customers may inhibit the growth of the healthcare information services industry in general and our customer base and revenues in particular. A significant security breach could result in loss of customers, damage to our reputation, direct damages, costs of repair and detection and other expenses. The occurrence of any one of these events could have a material and adverse effect on us.

WE DEPEND ON UNINTERRUPTED COMPUTER ACCESS FOR OUR CUSTOMERS

         Our success is dependent on our ability to deliver high-quality, uninterrupted computer hosting, requiring us to protect our computer equipment and the information stored in servers against damage by fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Although we plan to develop back-up site capability and have a program to manage technology to reduce risks in the event of a disaster, including periodic "back-ups" of our computer programs and data, any damage or failure that causes prolonged interruptions in our operations could have a material and adverse effect on our business, results of operations and financial condition. In particular, a system failure, if prolonged, could result in reduced revenues, loss of customers and damage to our reputation, any of which could in turn have a material and adverse effect on us. While we carry property and business interruption insurance to cover operations, the coverage may not be adequate to compensate for losses that may occur.

WE NEED TO DEVELOP NEW TECHNOLOGIES THAT ARE ACCEPTABLE TO OUR CUSTOMERS

         The market for our products and services is characterized by ongoing technological development and evolving industry standards, including Internet-based systems. Our success will depend on our ability to enhance current products and services and introduce new products and services that address technological and market developments and satisfy the increasingly sophisticated needs of our customers. No assurance can be given that we will be successful in developing, acquiring and marketing, on a timely basis, fully functional product and service enhancements or new products and services that respond to the technological advances by others, or that our new products and services will be accepted by customers. From time to time, we or our competitors may announce new products, services or technologies that have the potential to replace our existing products, services and technologies. No assurance can be given that the announcement of new products, services or technologies will not cause customers to defer purchases of our existing products and services, which could materially and adversely affect us.

FAILURE OF OUR CUSTOMERS AND PARTNERS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS

         We are in the process of testing all of our products, systems and equipment for potential Year 2000 problems. Despite testing by us and our customers, our products, systems and equipment may contain undetected errors or defects associated with Year 2000 date functions that could result in delay or loss of revenue, diversion of development resources, damage to our reputation or increased service and warranty costs, any of which could materially and adversely affect our business, operating results or financial condition. Some commentators have predicted significant litigation regarding Year 2000 compliance issues. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent we may be affected. To the extent that we are not able to test the technology provided by third-party vendors, we have requested representations from key vendors and our service providers that their systems are Year 2000 compliant. Although we are not aware of any material operational issues or costs associated with preparing our internal systems for the Year 2000, we may experience material unanticipated problems and costs caused by undetected errors or defects in the technology used in our internal systems, which include our own software and hardware technology. We have notified customers of our Year 2000 Readiness Plan and their responsibility to assure that their own systems are Year 2000 compliant. We do not have information concerning their Year 2000 compliance status. As is the case with other similarly-situated companies, if our customers or ECP partners or their end-users fail to achieve Year 2000 compliance or divert technology expenditures to address Year 2000 compliance problems, our business, operating results or financial condition could be materially and adversely affected.

OUR PRODUCTS EMPLOY PROPRIETARY INFORMATION WHICH MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

         In large part, our success is dependent on our proprietary information and technology. We rely on a combination of contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information and technology. We have federal trademark registrations for ProxyScript /trademark/ and PreScribe /trademark/ and have filed applications for ClinScan /trademark/, ProxyNet /trademark/, ProxyCare /trademark/ and RxReceive /trademark/. We have no patents. As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, distributors and customers, and limit access to and distribution of our software, databases, documentation and other proprietary information. No assurance can be given that the steps taken by us will be adequate to deter misappropriation of our proprietary rights or that third parties will not independently develop substantially similar products, services and technology. Although we believe our products, services and technology do not infringe on any proprietary rights of others, as the number of software products available in the market increases and the functions of those products further overlap, software developers may become increasingly subject to infringement claims. ProxyMed is the defendant in a lawsuit filed April 28, 1999 by Advanced Health Corporation, alleging patent infringement. The suit alleges that our PreScribe 2000 /trademark/ product includes particular operating features covered by Advanced Health's patents. We do not believe the product infringes these patents, and we intend to vigorously oppose the lawsuit. Further, the product in question is in development and has not been released. Thus, in the event any infringement exists, we believe any damages assessed are unlikely to be material. Also, the product may be redesigned if necessary to reduce its potential for infringement. However, at this early stage, there can be no assurance that this or other lawsuits will not affect our prospects. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could have a material and adverse effect on us.

WE MAINTAIN LIABILITY INSURANCE WHICH MAY NOT BE ADEQUATE OR ALWAYS AVAILABLE

         Our business exposes us to potential liability risks that are unavoidably part of being in the healthcare information services industry. Because many of our products and services relate to prescribing drugs and filling prescriptions, an error by any party in the process could result in substantial injury to a patient. As a result, our liability risks are significant. We maintain the following insurance polices:

         o A general liability insurance policy that includes a $1,000,000 per occurrence limit of liability and a $2,000,000 aggregate limit of liability. The general liability coverage for our institutional prescription drug business includes druggist professional liability.
         o A $10,000,000 umbrella policy above and beyond the general liability limits.
         o An electronic data processing errors and omissions insurance policy with a $2,000,000 limit of liability per occurrence and in the aggregate.

         We believe that our present insurance coverage is adequate for the products and services currently marketed. No assurance can be given that such insurance will be sufficient to cover potential claims arising out of our current or contemplated operations or that the present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured claim against us, if successful and of sufficient magnitude, could have a material and adverse effect on us. Also, the inability to obtain insurance of the type and in the amounts required could generally impair our ability to market our products and services.

WE DEPEND ON OUR KEY PERSONNEL AND ABILITY TO HIRE OTHERS

         Our success is largely dependent on the personal efforts of Harold S. Blue, our Chairman and Chief Executive Officer, John Paul Guinan, our Co-President, Danny Hayes, President of our network integration services segment, and Jeff K. Carpenter, President and Chief Executive Officer of Key, our new subsidiary. Although we have entered into employment agreements with these and a few other senior executives, the loss of any of their services could have a material and adverse effect on us. We have obtained "key person" insurance on the lives of Messrs. Blue and Guinan in the amount of $1,000,000 each. Our success is also dependent upon our ability to hire and retain qualified marketing, operations, development and other personnel. Competition for qualified personnel in the healthcare information services industry is intense, and there can be no assurance that we will be able to hire or retain the personnel necessary for our planned operations.

MANAGEMENT AND BELLINGHAM OWN A SUBSTANTIAL AMOUNT OF OUR STOCK AND MAY INFLUENCE OUR AFFAIRS

         As of the date of this prospectus, our officers and directors beneficially own approximately 25.5% of our outstanding common stock, and Bellingham Industries Inc., an offshore investment fund ("Bellingham"), beneficially owns approximately 36.2% of our outstanding common stock. As a result, these shareholders will be able to substantially influence the management and affairs of ProxyMed and, if acting together, would be able to influence most matters requiring the approval by our shareholders including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transactions. The concentration of ownership may delay or prevent a change of control of ProxyMed at a premium price.

WE DO NOT ANTICIPATE PAYING COMMON STOCK DIVIDENDS

         We currently anticipate retaining all of our future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

OUR CHARTER CONTAINS AUTHORIZED, UNISSUED PREFERRED STOCK THAT MAY INHIBIT A TAKEOVER

         There are 1,870,000 shares of "blank check" preferred stock authorized under our Articles of Incorporation with such designations, rights and preferences as may be determined from time by our Board of Directors. None of such shares are outstanding as of the date of this prospectus. As a result, our Board of Directors is empowered, without shareholder approval, to issue shares of our preferred stock with dividend, liquidation, conversion, voting and other rights that could adversely affect the value, voting power or other rights of the holders of common stock. Also, issuance of shares of our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of this company which could be beneficial to our shareholders. Although we have no present intention to issue any shares of our preferred stock, no assurance can be given that we will not do so in the future.

OUR COMMON STOCK PRICE HAS FLUCTUATED CONSIDERABLY AND MAY CONTINUE TO DO SO

         The market price of shares of our common stock has fluctuated substantially since our August 1993 initial public offering. No assurance can be given that the market price of our common stock will not significantly fluctuate from its current level. Future announcements concerning the introduction of new products, services or technologies, new strategic alliances, or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in recent years. This volatility has had a substantial effect on the market prices of securities of many public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock too.

OUR STOCK OPTIONS AND WARRANTS MAY HAVE A DEPRESSIVE EFFECT ON OUR COMMON STOCK PRICE

         As of the date of this prospectus, we had outstanding stock options and warrants to purchase an aggregate of 2,769,210 shares of our common stock at exercise prices ranging from $3.17 to $13.63 per share. Stock options and warrants to purchase 1,965,128 shares are vested as of this date. These options are likely to be exercised, if at all, at a time when we could otherwise obtain a price for the sale of shares of our common stock that is higher than the option exercise price per share. Such exercise or the possibility of such exercise may impede us if we later seek financing through the sale of additional securities. A substantial number of these shares may be resold under pending shelf registration statements.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         (1)      Our Annual Report on Form 10-K for the year ended
                  December 31, 1998;

         (2) Our definitive Proxy Statement, dated May 21, 1998, filed in connection with our 1998 Annual Meeting of Shareholders; and

         (3) The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under
                  Section 12 of the Exchange Act, which was declared effective August 5, 1993, including any amendments or reports filed for the purpose of updating the description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                     ProxyMed, Inc.
                     2555 Davie Road, Suite 110
                     Fort Lauderdale, Florida  33317
                     Attn:    Frank M. Puthoff, Esq.
                              Executive Vice President and Chief Legal Officer
                     Tel: (954) 473-1001, ext. 300

                           FORWARD-LOOKING INFORMATION

         This prospectus, including the information incorporated by reference, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors beginning on page 6 and others detailed from time to time in our periodic reports filed with the SEC.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of common stock by any of the selling shareholders.

         We estimate that our expenses in connection with the filing of this registration statement will be approximately $37,000.


                              SELLING SHAREHOLDERS

GENERAL

         The selling shareholders currently hold a total of 1,968,106 unregistered shares and 90,000 previously registered shares of our common stock, which they received in our December 1998 merger with Key. The selling shareholders are the former stockholders of Key. Each of the selling shareholders has remained with Key following the merger and has retained his respective title. Jeff K. Carpenter continues to be the President and Chief Executive Officer of Key, while A. Thomas Hardy and Carl W. Garmon continue to be its Executive Vice President and Chief Financial Officer and its Executive Vice President of Marketing, respectively. No selling shareholder has held any position or office or had any other material relationship with ProxyMed (other than in connection with and following the Key merger) within the p ast three years. The selling shareholders are participating in this offering pursuant to contractual registration rights granted to them in the merger transaction. In connection with the transaction, we have agreed to file and maintain the effectiveness of the registration statement (of which this prospectus forms a part) and to pay all fees and expenses incident to the registration of this offering, including all registration and filing fees, all fees and expenses of complying with state blue sky or securities laws, all costs of preparation of the registration statement and fees and disbursements of our counsel and independent public accountants.

SELLING SHAREHOLDER TABLE

         The table below lists, in each case as of May 4, 1999:

         1.   the name of each selling shareholder;

         2.   the number of shares each selling shareholder beneficially owns;

         3. how many shares of common stock the selling shareholder may resell under this prospectus; and

         4. assuming each selling shareholder sells all the shares listed next to its name, how many shares of common stock each selling shareholder will beneficially own after completion of the offering.

         Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by officers, directors and principal shareholders. Except as otherwise indicated, ProxyMed believes that the persons named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

         We may amend or supplement this prospectus from time to time in the future to update or change this list of selling shareholders and shares which may be resold.

                                         BENEFICIAL OWNERSHIP       SHARES THAT MAY BE    BENEFICIAL OWNERSHIP AFTER
                                          BEFORE THE OFFERING           SOLD IN THE              THE OFFERING
                                         --------------------                             ---------------------------
SELLING SHAREHOLDER(1)                   SHARES        PERCENT           OFFERING           SHARES        PERCENT
----------------------                   ------        -------           --------           ------        -------
Jeff K. Carpenter                       730,036(2)      4.1%               656,036          74,000        *
A. Thomas Hardy                         730,035(2)      4.1%               656,035          74,000        *
Carl W. Garmon                          730,035(2)      4.1%               656,035          74,000        *
                                                                         ---------
                                                                         1,968,106

----------

*    Less than one percent.
(1) The address for each of Messrs. Carpenter, Hardy and Garmon is 2633 Grant Line Road, New Albany, Indiana 47151.
(2) Includes 30,000 previously registered shares of our common stock, as well as stock options to purchase 44,000 shares of our common stock, all of which are currently exercisable.

                              PLAN OF DISTRIBUTION

         The selling shareholders, including any donee, pledgee or other successor in interest who is selling shares received from a named selling shareholder after the date of this prospectus, or their designated agents, dealers or underwriters, may sell shares of our common stock in one or more transactions, which may involve block transactions,

        1.       on the Nasdaq National Market,

        2. on such other markets or exchanges on which our common stock may from time to time be trading,

        3.       in privately-negotiated transactions,

        4. through the writing of options on the shares of common stock or short sales or

        5.       through any combination of these methods.

         Sales may be at market prices at the time of sale, at prices related to the market price or at negotiated prices. A selling shareholder may also attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then current market price. Some or all of the shares of common stock offered by this prospectus may not be sold by the selling shareholders. There is no agreement between us and the named selling shareholders that restricts their right to sell shares of our common stock at any time.

         Offers to purchase the common stock may be solicited directly by the selling shareholders or by brokers, dealers or agents designated by the selling shareholders from time to time. Any such broker, dealer or agent, which may be deemed to be an "underwriter" as that term is defined under the Securities Act, involved in the offer or sale of the common stock pursuant to which this prospectus is delivered, to the extent required, will be named, and any applicable commissions or discounts with respect to the offer will be set forth, in an amended or supplemented prospectus. Unless otherwise indicated in an amended or supplemented prospectus, any such broker, dealer or agent will be acting on a best efforts basis for the period of its appointment. The selling shareholders cannot presently estimate the amount of commissions or discounts, if any, that will be paid by them on account of their sale of common stock from time to time.

         Also, the selling shareholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. These provisions may limit the timing of purchases and sales of any shares of common stock by the selling shareholders or any other such person. This may affect the marketability of the shares of common stock.

         ProxyMed has agreed to indemnify the named selling shareholders against liabilities they may incur because of an untrue or alleged untrue statement of a material fact contained in this prospectus or the omission or alleged omission to state in the prospectus a material fact required to be stated in the prospectus, or necessary to make the statements in this prospectus not misleading. However, we will not be required to indemnify any selling shareholder for liabilities that we incur based on our reliance on written information that the selling shareholder has furnished to us expressly for use in this prospectus. Likewise, the named selling shareholders have agreed to indemnify ProxyMed against liabilities that we incur as a result of any statement or omission made in this prospectus based on written information that the named selling shareholder has provided us for use in this prospectus. No named selling shareholder, however, will be liable to us for amounts in excess of the net proceeds from the sale of 10% of the number of shares each received in the acquisition and are registered for resale pursuant to this prospectus.

         We have agreed to use our best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of 18 months or when the named selling shareholders have sold all of the shares of their registered common stock pursuant to an effective registration statement and delivery of this prospectus and, when applicable, in accordance with Rule 144 under the Securities Act.

         If we are notified by a selling shareholder that any arrangement has been made with a broker-dealer for the sale of shares of our common stock through a block trade using one of the methods listed above, a supplement to this prospectus will be filed, if required, disclosing:

         o the name of each selling shareholder and of the participating broker-dealer(s),
         o    the number of shares involved,
         o    the price at which such shares were sold,
         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
         o that such broker-dealers(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and
         o    other facts material to the transaction.

         In addition, if we are notified by a selling shareholder that a donee, pledgee or other successor in interest intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed.

                                  LEGAL OPINION

         Greenberg Traurig, P.A., New York, New York and Miami, Florida, will issue for us an opinion about the legality of the shares.

                                     EXPERTS

         The audited financial statements incorporated by reference in this Registration Statement on Form S-3 have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so included in reliance upon the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


                                                                To be Paid
                                                                  by the
                                                                 Registrant
                                                                -----------

        SEC registration fee.................................        $8,412
        Accounting fees and expenses.........................        11,000
        Legal fees and expenses..............................        15,000
        Miscellaneous expenses...............................         2,588
                                                                   --------
                 Total.......................................      $ 37,000
                                                                   ========

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of ProxyMed or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article VII of ProxyMed's Restated Articles of Incorporation and
Article VII of ProxyMed's Bylaws provide for indemnification of the directors, officers, employees and agents of the Company (including the advancement of expenses) to the fullest extent permitted by Florida law. In addition, ProxyMed has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         ProxyMed's employment agreements with its principal executive officers limit their personal liability for monetary damages for breach of their fiduciary duties as officers and directors, except for liability that cannot be eliminated under the Florida Business Corporation Act.


ITEM 16.      EXHIBITS

         The following exhibits are filed with this Registration Statement:



 EXHIBIT NO.                 DESCRIPTION OF DOCUMENT
 -----------                 -----------------------
    2.1         Stock Purchase Agreement, dated April 24, 1998, between
                ProxyMed, Inc. and WPJ, Inc. (1)
    2.2         Merger Agreement, dated as of December 30, 1998, between
                ProxyMed, Inc., ProxyMed Acquisition Corp. and Key
                Communications Service, Inc. (2)
    5.1         Opinion of Greenberg Traurig, P.A.
   23.1         Consent of Greenberg Traurig, P.A. (included in the opinion filed as Exhibit 5.1).
   23.2         Consent of PricewaterhouseCoopers LLP (ProxyMed).
   23.3         Consent of PricewaterhouseCoopers LLP (WPJ).
   23.4         Consent of McCauley, Nicolas & Company, LLC (Key).
   24.1         Power of Attorney (set forth on signature page of the
                Registration Statement).
--------------------

(1) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated May 19, 1998.
(2) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated December 31, 1998.

ITEM 17.      UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 5,
1999.

                                      PROXYMED, INC.

                                      By:   /s/ Harold S. Blue
                                            -----------------------------------
                                            Harold S. Blue
                                            Chairman of the Board
                                            and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Blue, Bennett Marks and Frank
M. Puthoff, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                          TITLE                                             DATE
----------                          -----                                             ----

/s/ Harold S. Blue                 Chairman of the Board and                         May 5, 1999
---------------------------        Chief Executive Officer
Harold S. Blue                     (principal executive officer)

/s/ John Paul Guinan
---------------------------        Co-President and Director                         May 5, 1999
John Paul Guinan

/s/ Bennett Marks
---------------------------        Co-President,                                     May 5, 1999
Bennett Marks                      Chief Financial
                                   Officer and Director
                                   (principal financial
                                   and accounting officer)

/s/ Peter A.A. Saunders
---------------------------        Director                                          May 5, 1999
Peter A.A. Saunders

/s/ Samuel X. Kaplan
---------------------------        Director                                          May 5, 1999
Samuel X. Kaplan

/s/ Bertram J. Polan
---------------------------        Director                                          May 5, 1999
Bertram J. Polan

/s/ Eugene R. Terry
---------------------------        Director                                          May 5, 1999
Eugene R. Terry

                                INDEX TO EXHIBITS


 EXHIBIT NO.                               DESCRIPTION OF DOCUMENT                                    PAGE
 -----------                               -----------------------                                    ----

    2.1        Stock Purchase Agreement, dated April 24, 1998, between ProxyMed, Inc. and
               WPJ, Inc. (1)
    2.2        Merger Agreement, dated as of December 30, 1998, between ProxyMed, Inc.,
               ProxyMed Acquisition Corp. and Key Communications Service, Inc. (2)
    5.1        Opinion of Greenberg Traurig, P.A.
   23.1        Consent of Greenberg Traurig, P.A. (included in the opinion filed as Exhibit
               5.1).
   23.2        Consent of PricewaterhouseCoopers LLP (ProxyMed).
   23.3        Consent of PricewaterhouseCoopers LLP (WPJ).
   23.4        Consent of McCauley, Nicolas & Company, LLC (Key).
   24.1        Power of Attorney (set forth on signature page of the Registration Statement).
--------------------

(1) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated May 19, 1998.
(2) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated December 31, 1998.